                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated December 1, and December 22, 1997 included in this Form 8-K, into the Company's previously filed Registration Statement File Nos. 33-90318, 333-00346, 333-04299, 333-09425, 333-14325, 333-18483, 333-21709, 333-35997,
and 333-43707.


                                       ARTHUR ANDERSEN LLP

San Francisco, California
January 16, 1998